UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Under Rule 14a-12

TEGNA INC.

(Exact name of registrant as specified in its charter)

STANDARD GENERAL L.P.
STANDARD GENERAL MASTER FUND L.P.
SOOHYUNG KIM
COLLEEN B. BROWN
ELLEN MCCLAIN HAIME
DEBORAH MCDERMOTT
STEPHEN USHER
DAVID GLAZEK
AMIT THAKRAR
DANIEL MALMAN

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Standard General L.P., together with the other participants named herein, on March 30, 2020, filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2020 annual meeting of shareholders of TEGNA Inc., a Delaware corporation (the “Company”).

On April 3, 2020, Standard General issued the press release:

Standard General Increases Stake in TEGNA by More Than 20%
to Become TEGNA’s Largest Shareholder

Underscores Commitment to Maximizing Value for All Shareholders

NEW YORK, April 3, 2020 – Standard General L.P. announced today that it has increased its stake in TEGNA Inc. (“TEGNA” or the “Company”) (NYSE: TGNA) by more than 20%, reaching an ownership interest of nearly 12%, and that it believes it is now the Company’s single largest shareholder.

“We are fully committed to TEGNA, and we are not going anywhere,” said Soo Kim, Founding Partner of Standard General L.P., adding: “This increase in our position underscores our conviction that the Company’s intrinsic value is much higher than its market price, but also our belief that TEGNA will not achieve its full potential without an upgraded Board. Our exceptional nominees have the needed experience and expertise to implement changes to TEGNA’s business, operations, capital allocation and strategy to transform the Company into the best-in-class operator it should be.”

Mr. Kim continued: “Our additional investment boosts our economic and financial exposure to the Company’s equity and signals our steadfast commitment to driving change at TEGNA for the benefit of all shareholders. Recently, TEGNA has attempted to mislead shareholders and has falsely implied that by reducing the number of physical shares we own, that we reduced our economic interest in the company.  In fact, Standard General has actually recently INCREASED its investment by more than 20%.”

Shareholders should visit www.TomorrowsTEGNA.com for more information and are urged to vote the WHITE proxy card for Standard General’s nominees at TEGNA’s Annual General Meeting, which is scheduled for April 30, 2020.

About Standard General L.P.
Standard General L.P. is a New York City-based SEC-registered investment advisor that manages event-driven opportunity funds. Standard General was founded in 2007 and primarily manages capital for public and private pension funds, endowments, foundations, and high net-worth individuals. For more information, please visit http://www.standardgenerallp.com/.

Investor Contacts
Bruce Goldfarb / Jason Alexander / Pat McHugh
Okapi Partners
info@okapipartners.com
(212) 297-0720

Media Contacts
media@standgen.com

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Forward-looking Statements

All statements contained in this communication that are not clearly historical in nature or that necessarily depend on future events are "forward-looking statements," which are not guarantees of future performance or results, and the words "anticipate," "believe," "expect," "potential," "could," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this communication that are not historical facts are based on current expectations, speak only as of the date of this communication and involve risks that may cause the actual results to be materially different. In light of the significant uncertainties inherent in the forward-looking statements, the inclusion of such information should not be regarded as a representation as to future results. Standard General L.P. disclaims any obligation to update the information herein except as may be required by law and reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Standard General L.P. has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties.

Standard General L.P., together with the other participants in Standard General’s proxy solicitation, has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies in connection with the 2020 annual meeting of shareholders (the “Annual Meeting”) of TEGNA Inc. (the “Company”). Shareholders are advised to read the proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in Standard General’s proxy solicitation. These materials and other materials filed by Standard General with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Standard General with the SEC are also available, without charge, by directing a request to Standard General’s proxy solicitor, Okapi Partners LLC, at its toll-free number 1-855-208-8902 or via email at info@okapipartners.com.

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